Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the ReGen Biologics, Inc. Amended and Restated Non-Employee Director Supplemental Stock Option Plan to be filed on November 19, 2003, of our report dated March 31, 2003, with respect to the consolidated financial statements of Regen Biologics, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Baltimore, Maryland
November 14, 2003